EXHIBIT NO. 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Navistar International Corporation on Form S-8 of our reports dated December 18, 2003 included in the Annual Report on Form 10-K of Navistar International Corporation for the year ended October 31, 2003.

/s/ Deloitte & Touche, LLP

March 24, 2004

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